SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 27, 2009

Date of report (Date of earliest event reported)
SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 27, 2009, SurModics, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, N.A., as sole lead arranger and administrative agent for the lenders party thereto. The Credit Agreement is a $25 million two year unsecured revolving credit facility of which up to $10 million may be used for issuing letters of credit.
     Interest under the Credit Agreement accrues at a rate per annum equal to, in the case of advances maintained as LIBOR rate advances, the LIBOR Rate (as defined in the Credit Agreement) plus a margin ranging from 1.50% to 2.00%, and in the case of floating rate advances, the Floating Rate (as defined in the Credit Agreement) plus a margin ranging from 1.50% to 2.00%. A facility fee is payable on unused commitments at a rate ranging from .25% to .50% per annum. The interest rate margins and facility fee are determined based on the Company’s ratio of debt to EBITDA.
     The Credit Agreement contains affirmative and negative covenants customary for a transaction of this type which, among other things, require the Company to meet certain financial tests, including minimum net income, a minimum quick ratio and a maximum debt to EBITDA ratio. The Credit Agreement also contains covenants which, among other things, limit the Company’s ability to: incur additional debt; make certain investments; create or permit certain liens; create or permit restrictions on the ability of subsidiaries to pay dividends or make other distributions; enter into transactions with affiliates; engage in certain business activities; consolidate or merge; and engage in other activities customarily restricted in such agreements.
     The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Credit Agreement dated as of February 27, 2009, by and between SurModics, Inc. and Wells Fargo Bank, National Association, as Sole Lead Arranger and Administrative Agent.

99.1	Press Release dated March 4, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: March 4, 2009	/s/ Philip D. Ankeny
Philip D. Ankeny
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Credit Agreement dated as of February 27, 2009, by and between SurModics, Inc. and Wells Fargo Bank, National Association, as Sole Lead Arranger and Administrative Agent.

99.1	Press Release dated March 4, 2009.